                                                                      Exhibit 25

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -----------------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                            -----------------------

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                                                            13-4994650
(State of incorporation                                                       (I.R.S. employer
if not a national bank)                                                    identification No.)

270 PARK AVENUE                                                                          10017
NEW YORK, NEW YORK                                                                  (Zip Code)
(Address of principal executive offices)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

                            -----------------------

                          COCA-COLA ENTERPRISES, INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                                              58-0503352
(State or other jurisdiction of                                                 (I.R.S. employer
incorporation or organization)                                               identification No.)

ONE COCA-COLA PLAZA, N.W.
ATLANTA, GEORGIA                                                                          30313
(Address of principal executive offices)                                             (Zip Code)


               -------------------------------------------------
                                DEBT SECURITIES

                      (Title of the indenture securities)
               -------------------------------------------------

                                    GENERAL

Item 1.  General Information.


         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   New York State Banking Department, State House, Albany, New York 12110.

                   Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                   Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                   Federal Deposit Insurance Corporation, Washington,
                   D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

          5.     Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.     Not applicable.

          9.     Not applicable.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24th day of October, 1995.


                                                   CHEMICAL BANK


                                                  By Glenn G. McKeever
                                                     ------------------------
                                                     Glenn G. McKeever
                                                     Assistant Secretary

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,


                  at the close of business June 30, 1995, in
       accordance with a call made by the Federal Reserve Bank of this
                  District pursuant to the provisions of the
                             Federal Reserve Act.

                                 ASSETS                                                             Dollar Amounts
                                                                                                      in Millions
Cash and balances due from depository institutions:
          Noninterest-bearing balances and
            currency and coin . . . . . . . . . . . . . . . . . . . . .                               $  5,573
          Interest-bearing balances   . . . . . . . . . . . . . . . . .                                  2,681
Securities:
Held to maturity securities . . . . . . . . . . . . . . . . . . . . . .                                  6,027
Available for sale securities . . . . . . . . . . . . . . . . . . . . .                                 18,304
Federal Funds sold and securities purchased under
          agreements to resell in domestic offices of the
          bank and of its Edge and Agreement subsidiaries,
          and in IBF's:
          Federal funds sold  . . . . . . . . . . . . . . . . . . . . .                                  1,516
          Securities purchased under agreements to resell   . . . . . .                                    287
Loans and lease financing receivables:
          Loans and leases, net of unearned income  . . . . . . . $73,829
          Less:  Allowance for loan and lease losses    . . . . .   1,885
          Less:  Allocated transfer risk reserve  . . . . . . . .     104
                                                                  -------
          Loans and leases, net of unearned income,
          allowance, and reserve  . . . . . . . . . . . . . . . . . . .                                 71,840
Trading Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . .                                 25,315
Premises and fixed assets (including capitalized
          leases)   . . . . . . . . . . . . . . . . . . . . . . . . . .                                  1,395
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . .                                     69
Investments in unconsolidated subsidiaries and
          associated companies  . . . . . . . . . . . . . . . . . . . .                                    158
Customer's liability to this bank on acceptances
          outstanding   . . . . . . . . . . . . . . . . . . . . . . . .                                  1,120
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . .                                    484
Other assets      . . . . . . . . . . . . . . . . . . . . . . . . . . .                                  7,254
                                                                                                      --------

TOTAL ASSETS      . . . . . . . . . . . . . . . . . . . . . . . . . . .                               $142,023
                                                                                                      ========

                                  LIABILITIES

Deposits
          In domestic offices   . . . . . . . . . . . . . . . . . . . .                               $ 46,128
          Noninterest-bearing   . . . . . . . . . . . . . . . . . $16,282
          Interest-bearing  . . . . . . . . . . . . . . . . . . .  29,846
                                                                   ------
          In foreign offices, Edge and Agreement subsidiaries,
          and IBF's   . . . . . . . . . . . . . . . . . . . . . . . . .                                 30,833
          Noninterest-bearing   . . . . . . . . . . . . . . . . . $   199
          Interest-bearing  . . . . . . . . . . . . . . . . . . .  30,634
                                                                   ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
          of its Edge and Agreement subsidiaries, and in IBF's
          Federal funds purchased   . . . . . . . . . . . . . . . . . .                                 16,779
          Securities sold under agreements to repurchase  . . . . . . .                                    810
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . .                                  1,001
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .                                 20,888
Other Borrowed money:
          With original maturity of one year or less  . . . . . . . . .                                  6,505
          With original maturity of more than one year. . . . . . . . .                                    602
Mortgage indebtedness and obligations under capitalized
          leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                                     18
Bank's liability on acceptances executed and outstanding. . . . . . . .                                  1,126
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . .                                  3,411
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .                                  6,287

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .                                134,388
                                                                                                      --------

                                                      EQUITY CAPITAL

Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                    620
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                  4,524
Undivided profits and capital reserves  . . . . . . . . . . . . . . . .                                  2,724
Net unrealized holding gains (losses)
on available-for-sale securities  . . . . . . . . . . . . . . . . . . .                                   (241)
Cumulative foreign currency translation adjustments . . . . . . . . . .                                      8

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . .                                  7,635
                                                                                                      --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
          STOCK AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .                               $142,023
                                                                                                      ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                              JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                        WALTER V. SHIPLEY   )
                                        EDWARD D. MILLER    )DIRECTORS
                                        WILLIAM B. HARRISON )